EXHIBIT 99.1

NEWS RELEASE

HP Reports Third Quarter 2010 Results

—	Third quarter net revenue of $30.7 billion, up 11.4%, or $3.1 billion, from a year earlier

—	Third quarter GAAP operating profit up 5% to $2.3 billion; GAAP diluted earnings per share of $0.75, up 9% from $0.69 a year earlier

—	Third quarter non-GAAP operating profit up 14% to $3.4 billion; non-GAAP diluted earnings per share of $1.08, up 17% from $0.92 a year earlier

—	Broad-based year-over-year revenue growth driven by ESS at 19%, PSG at 17%, and IPG at 9%

—	Record services signings

—	Solid year-over-year revenue growth across all regions

PALO ALTO, Calif., Aug. 19, 2010 – HP today announced financial results for its third fiscal quarter ended July 31, 2010, with net revenue of $30.7 billion, up 11.4% from a year earlier including a favorable currency benefit of approximately one percentage point.

In the third quarter, GAAP diluted earnings per share (EPS) was $0.75, up from $0.69 in the prior-year period. Non-GAAP diluted EPS was $1.08, up from $0.92 in the prior-year period, including a one-time negative impact of approximately $0.02 per share related to a legal settlement. Non-GAAP financial information excludes after-tax costs of approximately $0.33 per share and $0.23 per share in the third quarter of fiscal 2010 and 2009, respectively, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

“The broad-based strength of HP’s Q3 performance further demonstrates the power of our strategy and the discipline of our execution,” said Cathie Lesjak, HP chief financial officer and interim chief executive officer. “We raised our full-year outlook and are continuing to build momentum in driving out costs, investing for profitable growth and capitalizing on HP’s competitive advantages in the marketplace.”

Editorial Contacts

Hani Durzy, HP
+1 650 857 7489
corpmediarelations@hp.com

Mylene Mangalindan, HP
+1 650 236 0005
corpmediarelations@hp.com

HP Investor Relations
+1 650 857 2246
investor.relations@hp.com
HP Media Hotline
+1 866 266 7272
pr@hp.com
www.hp.com/go/newsroom
	Q3 FY10	Q3 FY09	Y/Y
Net revenue ($B)	$ 30.7	$ 27.6	11%
GAAP operating margin	7.6%	8.0%	(0.4 pts)
GAAP net earnings ($B)	$ 1.8	$ 1.7	6%
GAAP diluted EPS	$ 0.75	$ 0.69	9%
Non-GAAP operating margin	11.2%	10.9%	0.3 pts
Non-GAAP net earnings ($B)	$ 2.6	$ 2.2	15%
Non-GAAP diluted EPS	$ 1.08	$ 0.92	17%

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com
Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below. Unless otherwise noted, all growth rates included in the narrative below reflect year-over-year comparisons.

Third quarter revenue was up 12% in the Americas to $14.2 billion. Revenue was up 9% in Europe, the Middle East and Africa and up 14% in Asia Pacific to $10.9 billion and $5.6 billion, respectively. When adjusted for the effects of currency, revenue was up 11% in the Americas, up 12% in Europe, the Middle East and Africa and up 8% in Asia Pacific. Revenue from outside of the United States in the third quarter accounted for 63% of total HP revenue, with revenue in the BRIC countries (Brazil, Russia, India and China) increasing 21% while accounting for 11% of total HP revenue.

Services
Services revenue increased 1% to $8.6 billion. Infrastructure Technology Outsourcing revenue and Business Process Outsourcing each increased 1%, while revenue in Technology Services declined roughly 1%. Application Services revenue was up 4% versus the prior-year period. Operating profit was $1.4 billion, or 15.9% of revenue, up from $1.3 billion, or 15.3% of revenue, in the prior-year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported total revenue of $4.4 billion, up 19%. Industry Standard Server revenue increased 31%, while Storage revenue increased 10% and Business Critical Systems revenue declined 15%. ESS blade revenue was up 29%. Operating profit was $549 million, or 12.3% of revenue, up from $381 million, or 10.2% of revenue, in the prior-year period.

HP Software
HP Software revenue increased 2% to $863 million. Business Technology Optimization revenue increased 3%, and Other Software revenue decreased 1%. Operating profit was $183 million, or 21.2% of revenue, up from $153 million, or 18.1% of revenue, in the prior-year period.

Personal Systems Group
Personal Systems Group (PSG) posted a 12% increase in unit shipments and maintained the leading market share position in PCs worldwide. PSG revenue increased 17% to $9.9 billion. Notebook revenue for the quarter was up 10%, while Desktop revenue increased 27%. Commercial client revenue was up 25%, while Consumer client revenue increased 12%. Operating profit was $469 million, or 4.7% of revenue, up from $387 million, or 4.6% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue increased 9% to $6.2 billion. Supplies revenue was up 5%, while Commercial hardware revenue and Consumer hardware revenue increased 28% and 4%, respectively. Printer unit shipments increased 16%, with Commercial printer hardware units up 44% and Consumer printer hardware units up 9%. Operating profit was $1.0 billion, or 16.9% of revenue, versus $960 million, or 17.0% of revenue, in the prior-year period.

Corporate Investments
ProCurve revenue increased 42%, and HP Networking overall increased 198% year over year including the impact of the 3Com acquisition.

HP Financial Services
HP Financial Services (HPFS) revenue increased 14% to $764 million. Financing volume increased 3%, and net portfolio assets increased 13%. Operating margin was 9.4%, up from 7.9% in the prior-year period.

Asset management
HP generated $3.3 billion in cash flow from operations for the third quarter. Inventory ended the quarter at $7.2 billion, with days of inventory up to 28 from 25 in the prior-year period. Accounts receivable of $15.6 billion was down 2 days year over year. Accounts payable ended the quarter at $14.9 billion, up 2 days over the prior-year period. HP’s dividend payment of $0.08 per share in the third quarter resulted in cash usage of $205 million. HP also utilized $2.6 billion of cash during the quarter to repurchase approximately 55 million shares of common stock in the open market. HP exited the quarter with $14.8 billion in gross cash.

Outlook
For the fourth quarter of fiscal 2010, HP estimates revenue of approximately $32.5 billion to $32.7 billion, GAAP diluted EPS in the range of $1.03 to $1.05, and non-GAAP diluted EPS in the range of $1.25 to $1.27. Fourth quarter fiscal 2010 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.22 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

For the full year, HP expects revenue in the range of $125.3 billion to $125.5 billion. HP expects FY10 GAAP diluted EPS to be in the range of $3.62 to $3.64 and non-GAAP diluted EPS in the range of $4.49 to $4.51. FY10 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.87 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q3 FY10 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2010q3webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates, the impact of acquisitions or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of cost reduction programs and restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-Q for the fiscal quarter ended July 31, 2010. In particular, determining HP’s actual tax balances and provisions as of July 31, 2010 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2010 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice.
HP shall not be liable for technical or editorial errors or omissions contained herein.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31, 2010	April 30, 2010	July 31, 2009

Net revenue	$30,729	$30,849	$27,585

Costs and expenses(a):
Cost of sales	23,402	23,601	21,031
Research and development	742	722	667
Selling, general and administrative	3,154	3,064	2,874
Amortization of purchased intangible assets	383	347	379
Restructuring charges	598	180	362
Acquisition-related charges	127	77	59
Total costs and expenses	28,406	27,991	25,372

Earnings from operations	2,323	2,858	2,213

Interest and other, net	(134)	(91)	(177)

Earnings before taxes	2,189	2,767	2,036

Provision for taxes(b)	416	567	365

Net earnings	$1,773	$2,200	$1,671

Net earnings per share:
Basic	$0.76	$0.94	$0.70
Diluted	$0.75	$0.91	$0.69

Cash dividends declared per share	$0.16	$-	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,322	2,345	2,382
Diluted	2,376	2,406	2,436

(a) Stock-based compensation expense was as follows:
Cost of sales	$43	$48	$41
Research and development	11	16	12
Selling, general and administrative	111	136	94
Acquisition-related charges	1	-	3
Total costs and expenses	$166	$200	$150

(b) Tax benefit from stock-based compensation	$(54)	$(64)	$(51)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Nine months ended
	July 31, 2010	July 31, 2009

Net revenue	$92,755	$83,775

Costs and expenses(a):
Cost of sales	71,065	64,049
Research and development	2,145	2,115
Selling, general and administrative	9,150	8,647
Amortization of purchased intangible assets	1,060	1,171
In-process research and development charges	-	6
Restructuring charges	909	602
Acquisition-related charges	242	182
Total costs and expenses	84,571	76,772

Earnings from operations	8,184	7,003

Interest and other, net	(424)	(589)

Earnings before taxes	7,760	6,414

Provision for taxes(b)	1,537	1,166

Net earnings	$6,223	$5,248

Net earnings per share:
Basic	$2.66	$2.19
Diluted	$2.60	$2.15

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,342	2,395
Diluted	2,398	2,442

(a) Stock-based compensation expense was as follows:
Cost of sales	$138	$141
Research and development	41	47
Selling, general and administrative	366	288
Acquisition-related charges	2	25
Total costs and expenses	$547	$501

(b) Tax benefit from stock-based compensation	$(176)	$(158)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended July 31, 2010	Diluted earnings per share	Three months ended April 30, 2010	Diluted earnings per share	Three months ended July 31, 2009	Diluted earnings per share

GAAP net earnings	$1,773	$0.75	$2,200	$0.91	$1,671	$0.69

Non-GAAP adjustments:
Amortization of purchased intangible assets	383	0.16	347	0.14	379	0.16
Restructuring charges	598	0.25	180	0.08	362	0.15
Acquisition-related charges	127	0.05	77	0.03	59	0.02
Adjustments for taxes	(306)	(0.13)	(171)	(0.07)	(232)	(0.10)

Non-GAAP net earnings	$2,575	$1.08	$2,633	$1.09	$2,239	$0.92

GAAP earnings from operations	$2,323		$2,858		$2,213

Non-GAAP adjustments:
Amortization of purchased intangible assets	383		347		379
Restructuring charges	598		180		362
Acquisition-related charges	127		77		59

Non-GAAP earnings from operations	$3,431		$3,462		$3,013

GAAP operating margin	8%		9%		8%
Non-GAAP adjustments	3%		2%		3%

Non-GAAP operating margin	11%		11%		11%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Nine months ended July 31, 2010	Diluted earnings per share	Nine months ended July 31, 2009	Diluted earnings per share

GAAP net earnings	$6,223	$2.60	$5,248	$2.15

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,060	0.44	1,171	0.48
In-process research and development charges	-	-	6	-
Restructuring charges	909	0.38	602	0.25
Acquisition-related charges	242	0.10	182	0.07
Adjustments for taxes	(632)	(0.27)	(580)	(0.24)

Non-GAAP net earnings	$7,802	$3.25	$6,629	$2.71

GAAP earnings from operations	$8,184		$7,003

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,060		1,171
In-process research and development charges	-		6
Restructuring charges	909		602
Acquisition-related charges	242		182

Non-GAAP earnings from operations	$10,395		$8,964

GAAP operating margin	9%		8%
Non-GAAP adjustments	2%		3%

Non-GAAP operating margin	11%		11%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	July 31, 2010	October 31, 2009
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$14,718	$13,279
Short-term investments	5	55
Accounts receivable	15,621	16,537
Financing receivables	2,799	2,675
Inventory	7,206	6,128
Other current assets	14,016	13,865

Total current assets	54,365	52,539

Property, plant and equipment	11,477	11,262

Long-term financing receivables and other assets	11,681	11,289

Goodwill and purchased intangible assets	42,494	39,709

Total assets	$120,017	$114,799

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$7,842	$1,850
Accounts payable	14,885	14,809
Employee compensation and benefits	3,703	4,071
Taxes on earnings	947	910
Deferred revenue	6,583	6,182
Other accrued liabilities	15,328	15,181

Total current liabilities	49,288	43,003

Long-term debt	12,204	13,980
Other liabilities	15,690	17,052	(a)

Stockholders' equity
HP Stockholders' equity	42,535	40,517
Noncontrolling interests	300	247	(a)

Total stockholders' equity	42,835	40,764

Total liabilities and stockholders' equity	$120,017	$114,799

(a) Reflects the adoption of the accounting standard related to the presentation of noncontrolling interests in consolidated financial statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended July 31, 2010	Nine months ended July 31, 2010

Cash flows from operating activities:
Net earnings	$1,773	$6,223
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,210	3,556
Stock-based compensation expense	166	547
Provision for bad debt and inventory	56	249
Restructuring charges	598	909
Deferred taxes on earnings	95	(191)
Excess tax benefit from stock-based compensation	(20)	(283)
Other, net	44	193

Changes in assets and liabilities:
Accounts and financing receivables	(864)	845
Inventory	(791)	(981)
Accounts payable	1,420	(128)
Taxes on earnings	(85)	641
Restructuring	(270)	(1,053)
Other assets and liabilities	(59)	(1,756)
Net cash provided by operating activities	3,273	8,771

Cash flows from investing activities:
Investment in property, plant and equipment	(1,130)	(2,901)
Proceeds from sale of property, plant and equipment	85	353
Purchases of available-for-sale securities and other investments	(22)	(50)
Maturities and sales of available-for-sale securities and other investments	94	197
Payments made in connection with business acquisition, net	(1,505)	(4,017)
Proceeds from business divestiture, net	125	125
Net cash used in investing activities	(2,353)	(6,293)

Cash flows from financing activities:
Issuance of commercial paper and notes payable, net	3,138	4,993
Issuance of debt	71	121
Payment of debt	(1,030)	(1,274)
Issuance of common stock under employee stock plans	241	2,507
Repurchase of common stock	(2,568)	(7,079)
Excess tax benefit from stock-based compensation	20	283
Dividends	(205)	(590)
Net cash used in financing activities	(333)	(1,039)

Increase in cash and cash equivalents	587	1,439
Cash and cash equivalents at beginning of period	14,131	13,279
Cash and cash equivalents at end of period	$14,718	$14,718

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	July 31, 2010	April 30, 2010	July 31, 2009(a)

Net revenue:

Services	$8,609	$8,712	$8,520
Enterprise Storage and Servers	4,449	4,542	3,735
HP Software	863	871	847
HP Enterprise Business	13,921	14,125	13,102
Personal Systems Group	9,918	9,956	8,441
Imaging and Printing Group	6,167	6,396	5,660
HP Financial Services	764	755	670
Corporate Investments	607	315	193
Total Segments	31,377	31,547	28,066
Eliminations of intersegment net revenue and other	(648)	(698)	(481)

Total HP Consolidated	$30,729	$30,849	$27,585

Earnings from operations:

Services	$1,366	$1,382	$1,302
Enterprise Storage and Servers	549	571	381
HP Software	183	162	153
HP Enterprise Business	2,098	2,115	1,836
Personal Systems Group	469	465	387
Imaging and Printing Group	1,040	1,098	960
HP Financial Services	72	69	53
Corporate Investments	83	12	(10)
Total Segments	3,762	3,759	3,226

Corporate and unallocated costs and eliminations	(175)	(112)	(81)
Unallocated costs related to stock-based compensation expense	(156)	(185)	(132)
Amortization of purchased intangible assets	(383)	(347)	(379)
Restructuring charges	(598)	(180)	(362)
Acquisition-related charges	(127)	(77)	(59)
Interest and other, net	(134)	(91)	(177)

Total HP Consolidated Earnings Before Taxes	$2,189	$2,767	$2,036

(a)  As a result of HP's adoption in fiscal 2009 of the revenue recognition standards related to multiple-deliverable revenue arrangements and revenue arrangements that included software, certain previously reported segment and business unit results have been restated. The adoption primarily impacted the Services, Enterprise Storage and Servers and Personal Systems Group financial reporting segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Nine months ended
	July 31, 2010	July 31, 2009(a)

Net revenue:

Services	$25,972	$25,767
Enterprise Storage and Servers	13,382	11,141
HP Software	2,612	2,605
HP Enterprise Business	41,966	39,513
Personal Systems Group	30,458	25,443
Imaging and Printing Group	18,769	17,557
HP Financial Services	2,238	1,947
Corporate Investments	1,158	577
Total Segments	94,589	85,037
Eliminations of intersegment net revenue and other	(1,834)	(1,262)

Total HP Consolidated	$92,755	$83,775

Earnings from operations:

Services	$4,112	$3,600
Enterprise Storage and Servers	1,672	1,037
HP Software	512	450
HP Enterprise Business	6,296	5,087
Personal Systems Group	1,464	1,201
Imaging and Printing Group	3,192	3,139
HP Financial Services	208	140
Corporate Investments	114	(48)
Total Segments	11,274	9,519

Corporate and unallocated costs and eliminations	(375)	(119)
Unallocated costs related to stock-based compensation expense	(504)	(436)
Amortization of purchased intangible assets	(1,060)	(1,171)
In-process research and development charges	-	(6)
Restructuring charges	(909)	(602)
Acquisition-related charges	(242)	(182)
Interest and other, net	(424)	(589)

Total HP Consolidated Earnings Before Taxes	$7,760	$6,414

(a)  As a result of HP's adoption in fiscal 2009 of the revenue recognition standards related to multiple-deliverable revenue arrangements and revenue arrangements that included software, certain previously reported segment and business unit results have been restated. The adoption primarily impacted the Services, Enterprise Storage and Servers and Personal Systems Group financial reporting segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	July 31, 2010	April 30, 2010	July 31, 2009(a)(b)

Net revenue:

Infrastructure Technology Outsourcing	$3,937	$3,998	$3,906
Technology Services	2,366	2,420	2,389
Application Services	1,501	1,512	1,442
Business Process Outsourcing	727	716	719
Other	78	66	64
Services	8,609	8,712	8,520
Industry Standard Servers	3,042	3,056	2,316
Storage	904	948	824
Business Critical Systems	503	538	595
Enterprise Storage and Servers	4,449	4,542	3,735
Business Technology Optimization	581	584	563
Other Software	282	287	284
HP Software	863	871	847
HP Enterprise Business	13,921	14,125	13,102
Notebooks	5,298	5,513	4,803
Desktops	3,930	3,788	3,098
Workstations	459	423	299
Handhelds	18	24	32
Other	213	208	209
Personal Systems Group	9,918	9,956	8,441
Supplies	4,130	4,331	3,949
Commercial Hardware	1,389	1,348	1,085
Consumer Hardware	648	717	626
Imaging and Printing Group	6,167	6,396	5,660
HP Financial Services	764	755	670
Corporate Investments	607	315	193
Total Segments	31,377	31,547	28,066

Eliminations of intersegment net revenue and other	(648)	(698)	(481)

Total HP Consolidated	$30,729	$30,849	$27,585

(a) Certain fiscal 2010 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2009, the reclassifications resulted in the transfer of revenue among the business units within the Services segment only. There was no impact to the previously reported segment financial results.

(b)  As a result of HP's adoption in fiscal 2009 of the revenue recognition standards related to multiple-deliverable revenue arrangements and revenue arrangements that included software, certain previously reported segment and business unit results have been restated. The adoption primarily impacted the Services, Enterprise Storage and Servers and Personal Systems Group financial reporting segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Nine months ended
	July 31, 2010	July 31, 2009(a)(b)

Net revenue:

Infrastructure Technology Outsourcing	$11,868	$11,511
Technology Services	7,192	7,260
Application Services	4,522	4,615
Business Process Outsourcing	2,177	2,192
Other	213	189
Services	25,972	25,767
Industry Standard Servers	9,044	6,627
Storage	2,741	2,555
Business Critical Systems	1,597	1,959
Enterprise Storage and Servers	13,382	11,141
Business Technology Optimization	1,756	1,725
Other Software	856	880
HP Software	2,612	2,605
HP Enterprise Business	41,966	39,513
Notebooks	16,936	14,416
Desktops	11,558	9,383
Workstations	1,257	919
Handhelds	67	136
Other	640	589
Personal Systems Group	30,458	25,443
Supplies	12,542	12,102
Commercial Hardware	4,028	3,517
Consumer Hardware	2,199	1,938
Imaging and Printing Group	18,769	17,557
HP Financial Services	2,238	1,947
Corporate Investments	1,158	577
Total Segments	94,589	85,037

Eliminations of intersegment net revenue and other	(1,834)	(1,262)

Total HP Consolidated	$92,755	$83,775

(a)  Certain fiscal 2010 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2009, the reclassifications resulted in the transfer of revenue among the business units within the Services segment only. There was no impact to the previously reported segment financial results.

(b)  As a result of HP's adoption in fiscal 2009 of the revenue recognition standards related to multiple-deliverable revenue arrangements and revenue arrangements that included software, certain previously reported segment and business unit results have been restated. The adoption primarily impacted the Services, Enterprise Storage and Servers and Personal Systems Group financial reporting segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31, 2010	April 30, 2010	July 31, 2009

Numerator:

Net earnings	$1,773	$2,200	$1,671

Denominator:
Weighted-average shares used to compute basic EPS	2,322	2,345	2,382
Dilutive effect of employee stock plans	54	61	54
Weighted-average shares used to compute diluted EPS	2,376	2,406	2,436

Net earnings per share:
Basic(a)	$0.76	$0.94	$0.70
Diluted(b)	$0.75	$0.91	$0.69

(a) Basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Nine months ended
	July 31, 2010	July 31, 2009

Numerator:
Net earnings	$6,223	$5,248

Denominator:

Weighted-average shares used to compute basic EPS	2,342	2,395
Dilutive effect of employee stock plans	56	47
Weighted-average shares used to compute diluted EPS	2,398	2,442

Net earnings per share:
Basic(a)	$2.66	$2.19
Diluted(b)	$2.60	$2.15

(a) Basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31, 2010	April 30, 2010	July 31, 2009

Numerator:
Non-GAAP net earnings	$2,575	$2,633	$2,239

Denominator:
Weighted-average shares used to compute basic EPS	2,322	2,345	2,382
Dilutive effect of employee stock plans	54	61	54
Weighted-average shares used to compute diluted EPS	2,376	2,406	2,436

Non-GAAP net earnings per share:
Basic(a)	$1.11	$1.12	$0.94
Diluted(b)	$1.08	$1.09	$0.92

(a) Basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted non-GAAP earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Nine months ended
	July 31, 2010	July 31, 2009

Numerator:
Non-GAAP net earnings	$7,802	$6,629

Denominator:
Weighted-average shares used to compute basic EPS	2,342	2,395
Dilutive effect of employee stock plans	56	47
Weighted-average shares used to compute diluted EPS	2,398	2,442

Non-GAAP net earnings per share:
Basic(a)	$3.33	$2.77
Diluted(b)	$3.25	$2.71

(a) Basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted non-GAAP earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, acquisition-related charges and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•
Restructuring charges consist of costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits and (ii) costs to vacate duplicate facilities.  HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•
Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•
In-process research and development costs relate to amounts assigned to tangible and intangible assets to be used in research and development projects.  Once these projects are completed, the costs are generally amortized over the estimated useful life of the item.  Amortization charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development amortization expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these amortization expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•
HP incurs costs related to its acquisitions, most of which are treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•
Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.